UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 6, 2023

Gain Therapeutics, Inc.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-40237	85-1726310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 220

Bethesda, Maryland 20814

(Address of principal executive offices) (Zip Code)

(301) 500-1556

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value	GANX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

On April 12, 2023, Gain Therapeutics, Inc. (the “Company”) announced the appointment of C. Evan Ballantyne as its Chief Financial Officer, effective as of April 10, 2023 (the “Transition Date”). In this role, Mr. Ballantyne will also serve as the Company’s principal financial officer, effective as of the Transition Date.

Previously, on April 6, 2023, the Company informed Salvatore Calabrese, the Company’s former Chief Financial Officer, that his service as Chief Financial Officer of the Company would terminate effective as of the Transition Date.  Mr. Calabrese is expected to remain employed by the Company for a reasonable transition period to enable an orderly transition of duties.

Mr. Ballantyne, age 63, most recently served as the Chief Financial Officer of OncXerna Therapeutics, Inc. (“OncXerna”) from August 2021 to January 2023. Prior to OncXerna, Mr. Ballantyne served as Chief Financial Officer of Orchestra BioMed, Inc. from October 2018 to July 2021. Mr. Ballantyne also served as the Chief Financial Officer of Cerecin, Inc., an Alzheimer's disease-focused company backed by Nestlé Health Science, from August 2016 to September 2018. Mr. Ballantyne currently serves on the board of directors of PreveCeutical Medical Inc. Mr. Ballantyne holds a B.A. in history and political science from the University of Western Ontario and a post-graduate degree in business administration from the University of Windsor.

Mr. Ballantyne does not have a family relationship with any director or executive officer of the Company or person nominated or chosen by the Company to become a director or executive officer, and there are no arrangements or understandings between Mr. Ballantyne and any other person pursuant to which Mr. Ballantyne was selected to serve as Chief Financial Officer of the Company. There have been no transactions involving Mr. Ballantyne that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. In connection with his appointment, it is expected that Mr. Ballantyne will enter into the Company’s standard form of indemnification agreement, the form of which has been filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on March 23, 2023.

Employment Agreement and Other Compensatory Arrangements

The Company entered into an employment agreement with Mr. Ballantyne effective as of April 10, 2023 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Ballantyne will be entitled to receive an annual base salary of $350,000 and is eligible to receive, as determined by the Board in its sole discretion, an annual incentive cash bonus which is initially set at a target of 40% of his annual base salary.

As a material inducement to Mr. Ballantyne to enter into employment with the Company, the Board has also approved the grant to Mr. Ballantyne of the following inducement equity awards (collectively referred to as the “Inducement Awards”) which will be granted from the Company’s 2021 Inducement Equity Incentive Plan (the “Inducement Plan”), on the date of commencement of Mr. Ballantyne’s employment: (i) an option award to purchase up to 100,000 shares of the Company’s common stock at an exercise price per share equal to fair market value on the date of grant (the “Option”), vesting over a four year period from the Transition Date, with 25% vesting on the first anniversary thereof and the balance vesting in equal monthly installments over the remainder of the vesting period, in each case subject to Mr. Ballantyne’s continuous employment with the Company through the applicable vesting date, and (ii) 100,000 restricted stock units (the “RSUs”) vesting, subject to Mr. Ballantyne’s continuous employment with the Company through the applicable vesting date, upon the Board's certification that one or both of the following performance conditions have been achieved: (a) 50,000 RSUs vesting in connection with the closing of a transaction extending the cash runway by twenty-four (24) months, and/or (b) 50,000 RSUs vesting in connection with the Company’s stock price reaching a price of $10.00 per share based on the 10-day volume weighted average share price. The Inducement Awards will be subject to the terms of the Inducement Plan and the applicable award agreements thereunder and are intended to be granted pursuant to and in accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules.

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In addition, the Employment Agreement provides that Mr. Ballantyne will be eligible for equity incentive grants as determined by the Board in its sole discretion from time to time.

Mr. Ballantyne is also eligible to participate in the Company’s employee benefit plans, as may be maintained by the Company from time to time, on the same terms as other similarly situated employees of the Company.

In the event of termination of Mr. Ballantyne’s employment by us without “Cause”, by Mr. Ballantyne for “Good Reason” or Mr. Ballantyne’s employment terminates upon his death or “Disability” (as each such capitalized term is defined in the Employment Agreement), in all cases subject to Mr. Ballantyne entering into and not revoking a separation agreement in a form acceptable to the Company, he would be eligible to receive cash severance equal to twelve (12) months of base salary. In addition, if Mr. Ballantyne timely elects to receive continued coverage under our group health care plan pursuant to COBRA or applicable state continuation coverage laws, then he will be eligible to receive payment of the employer portion of his COBRA premiums for the twelve (12) month period after the termination of employment occurs. In the event of a termination on account of Mr. Ballantyne’s death or Disability, the Company will not be required to provide the severance benefits set forth herein if it has paid for or provides life insurance or long-term disability coverage under the terms of the Employment Agreement.

If such termination were to occur on the date of a “Change of Control” (as defined in the Employment Agreement) or within twelve (12) months thereafter, then as additional components of severance, Mr. Ballantyne would be eligible to receive (x)(i) an annual cash bonus equal to his pro-rated annual target bonus opportunity for the year in which the termination of employment occurs, and (ii) an annual cash bonus equal to his annual target bonus opportunity that would accrue during the twelve (12) month period after the termination of employment occurs; and (y) accelerated vesting of 100% of any then-unvested “Stock Awards” (as defined in the Employment Agreement).

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On April 12, 2023, the Company issued a press release announcing the appointment of Mr. Ballantyne as the Company’s new Chief Financial Officer.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 12, 2023.
10.1	Employment Agreement, by and between the Company and Evan Ballantyne, dated April 10, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIN THERAPEUTICS, INC.

By:	/s/ Matthias Alder
Name:	Matthias Alder
Title:	Chief Executive Officer

Date: April 12, 2023

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